FBR Securitization Trust 2005-2
Disclaimer
COMPUTATIONAL MATERIALS
This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.
Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.
Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.
If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computat ional Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.
The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither FBR nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

FBRSI 2005-2
Silent Seconds: 28.68%
WA LTV incl. SS: 86.78%

Original			% of	WA		%	%	%	%
Combined LTV (%)		Principal	Principal	Mortgage	WA	Single	Full	2nd	Owner
Incl. Silent Seconds	Count	Balance	Balance	Rate	FICO	Family	Doc	Lien	Occupied
5.01 - 10.00	1	60,000.00	0.00	7.440	713.00	100.00	100.00	0.00	100.00
10.01 - 15.00	2	104,267.43	0.00	6.308	713.00	100.00	38.05	0.00	100.00
15.01 - 20.00	4	573,426.10	0.02	7.246	578.00	32.36	100.00	0.00	100.00
20.01 - 25.00	19	1,950,702.05	0.08	7.443	598.00	80.56	52.01	0.00	87.51
25.01 - 30.00	13	1,672,877.33	0.07	7.222	583.00	89.05	83.31	0.00	93.95
30.01 - 35.00	22	2,521,096.80	0.11	6.784	612.00	91.16	62.35	0.00	96.03
35.01 - 40.00	37	4,944,284.21	0.21	7.151	579.00	69.50	46.33	0.00	96.68
40.01 - 45.00	61	10,624,216.54	0.46	6.838	610.00	74.81	57.67	0.00	94.42
45.01 - 50.00	92	16,034,098.70	0.69	6.757	597.00	72.49	47.94	0.00	93.07
50.01 - 55.00	123	23,506,411.37	1.01	6.750	599.00	74.48	52.63	0.00	95.71
55.01 - 60.00	175	37,219,252.65	1.61	6.925	586.00	76.25	48.66	0.00	93.19
60.01 - 65.00	358	80,254,349.05	3.46	6.993	584.00	74.87	57.96	0.00	94.02
65.01 - 70.00	458	101,114,488.81	4.36	6.964	593.00	68.26	52.97	0.00	90.48
70.01 - 75.00	598	142,227,516.77	6.14	6.923	592.00	73.71	54.29	0.00	92.48
75.01 - 80.00	1,342	290,455,085.65	12.53	7.057	605.00	71.80	49.39	0.00	86.96
80.01 - 85.00	1,300	286,738,302.61	12.37	7.201	607.00	72.61	55.08	0.00	87.84
85.01 - 90.00	1,946	419,793,513.31	18.11	7.427	623.00	66.60	52.64	0.07	85.23
90.01 - 95.00	932	204,086,837.81	8.80	7.453	648.00	65.61	41.08	0.81	95.83
95.01 - 100.00	4,242	681,815,412.22	29.41	7.188	658.00	66.82	51.13	7.58	98.53
100.01 - 105.00	58	12,238,656.02	0.53	6.251	636.00	66.97	93.24	0.00	100.00
105.01 >=	2	212,698.65	0.01	7.865	725.00	100.00	100.00	0.00	100.00

Total:	11,785	2,318,147,494.08	100.00	7.189	625.00	69.14	51.55	2.31	92.05